Exhibit 99

Taubman Centers, Inc.	T 248.258.6800
200 East Long Lake Road	www.taubman.com
Suite 300
Bloomfield Hills, Michigan
48304-2324

Taubman Centers, Inc. Issues Solid Third Quarter Results

•	Net Income and Earnings Per Share Down for the Quarter Primarily Due to Higher Depreciation Expense

•	Comparable Center Net Operating Income (NOI) Up 4.5 Percent

•	Funds from Operations Per Share Up 5.6 Percent

•	Adjusted Funds from Operations Per Share Up 9.3 Percent

•	Comparable Center Occupancy, Average Rent Per Square Foot, and Mall Tenant Sales Per Square Foot All Up for the Quarter

•	Trailing 12-Month Releasing Spreads 21.3 Percent

•	Reimagined, Iconic International Market Place Opens in Waikîkî

•	Starfield Hanam, Taubman’s First Investment in South Korea, Opens Nearly 100 Percent Leased, Welcomes One Million in First Week

BLOOMFIELD HILLS, Mich., Nov. 1, 2016 - - Taubman Centers, Inc. (NYSE: TCO) today reported financial results for the third quarter of 2016.

	September 30, 2016 Three Months Ended	September 30, 2015 Three Months Ended	September 30, 2016 Nine Months Ended	September 30, 2015 Nine Months Ended
Net income attributable to common shareowners (EPS) per diluted common share Growth rate	$0.31 (38.0)%	$0.50	$1.29 (3.7)%	$1.34
Funds from Operations (FFO) per diluted common share Growth rate	$0.94 5.6%	$0.89	$2.82 14.6%	$2.46
Adjusted Funds from Operations (Adjusted FFO) per diluted common share Growth rate	$0.94 9.3%	$0.86 (1)	$2.57 (2) 5.3%	$2.44 (1)
(1)
Adjusted FFO for the three and nine months ended September 30, 2015 excludes the reversal of certain prior period executive share-based compensation expense due to the announcement of an executive management transition.

(2)
Adjusted FFO for the nine months ended September 30, 2016 excludes a one-time $21.7 million payment the company received in the second quarter due to the termination of the company’s leasing services agreement at The Shops at Crystals (Las Vegas, Nev.).

“We had another solid quarter with improvements across nearly all of our key metrics,” said Robert S. Taubman, chairman, president and chief executive officer of Taubman Centers. “Adjusted FFO per share increased 9.3 percent during the quarter driven by higher rents and contributions from our newest centers. We’re pleased with the success of our recently opened centers and are confident that these properties will continue to differentiate our business and generate significant value for shareholders.”

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Operating Statistics

Diluted net income attributable to common shareowners decreased 38.4 percent for the quarter, primarily due to higher depreciation expense. Year-to-date, diluted net income attributable to common shareowners was lower by 6.4 percent.

Comparable center NOI, excluding lease cancellation income, was up 4.5 percent for the quarter, bringing year-to-date growth to 5.5 percent.

“We saw strong comp center NOI growth again this quarter,” said Mr. Taubman. “Rent growth in our recently redeveloped centers contributed meaningfully to our strong result. Favorable net recoveries were also positive.”

Average rent per square foot for the quarter was $60.23, up 1.3 percent from $59.44 in the comparable period last year. A single short-term lease modification preserved some revenue and additional occupancy in anticipation of a new tenant next year, but reduced average rent growth. Year-to-date, average rent per square foot was up 3.1 percent.

Ending occupancy in comparable centers was 95 percent on September 30, 2016, up 1 percent from September 30, 2015. Leased space in comparable centers was 96.7 percent on September 30, 2016, down 0.6 percent from September 30, 2015.

Comparable center mall tenant sales per square foot increased 0.4 percent from the third quarter of 2015. “We were pleased to have positive sales growth in our centers this quarter,” said Mr. Taubman. “A strong September helped our results.”

Year-to-date, mall tenant sales per square foot were down 1.1 percent. The company's 12-month trailing mall tenant sales per square foot were $790.

Trailing 12-month releasing spreads per square foot for the period ended September 30, 2016 were 21.3 percent. This is the ninth consecutive quarter that trailing 12-month releasing spreads have been greater than 20 percent.

Reimagined International Market Place Opened August 25, 2016

On August 25, 2016, the company opened the iconic International Market Place in Waikîkî, Honolulu, Hawaii, on August 25, 2016. The 345,000 square foot, open-air shopping center features a world-class lineup of restaurants and retailers - nearly 50 percent of which will be unique to O’ahu. The storied destination is located in the heart of Waikîkî, on Kalâkaua Avenue, which is the fifth most productive shopping street in North America. See International Market Place Celebrates Grand Opening Today in Waikîkî - Aug. 25, 2016.

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Taubman Asia Celebrates the Opening of Starfield Hanam in South Korea

On September 9, 2016, the company held the grand opening of Starfield Hanam (Hanam, Gyeonggi Province, South Korea). The company’s newest center opened nearly 100 percent occupied with almost 300 retailers. The 1.7 million square foot center is the nation’s largest western-style mall and offers international retailers, luxury flagship stores, restaurants, entertainment and more. It is anchored by Shinsegae, one of South Korea’s largest department store brands and the company’s joint venture partner. See Taubman Asia and Shinsegae Group Celebrate the Opening of Starfield Hanam Shopping Center Today - Sept. 9, 2016.

Financing Activity

In October, The Mall at University Town Center (Sarasota, Fla.), the company’s 50 percent owned joint venture, completed a $280 million, 10-year, non-recourse refinancing. The loan is interest-only for the first six years and bears interest at an all-in fixed rate of 3.45 percent. Proceeds were used to pay off the previous $225 million, floating rate construction facility. The company’s share of excess proceeds of nearly $30 million was used to pay down the company’s lines of credit.

2016 and 2017 Guidance

The company is updating its guidance for 2016. EPS is now expected to be in the range of $1.61 to $1.76 per diluted common share, revised from the previous range of $1.73 to $1.93. FFO is now expected to be in the range of $3.78 to $3.88 per diluted common share, revised from the previous range of $3.75 to $3.90. Adjusted FFO, which excludes the one-time $21.7 million payment the company received in the second quarter of 2016 due to the termination of the company’s leasing services agreement at The Shops at Crystals, is now expected to be in the range of $3.53 to $3.63 per diluted common share, revised from the previous range of $3.50 to $3.65.

The changes in the company’s guidance are primarily due to lower interest expense as a result of the revised timing of the CityOn.Zhengzhou (Zhengzhou, China) opening, and expectation of comparable center NOI growth (excluding lease cancellation income) for the year of 4.5 to 5 percent (previous guidance was approximately 5 percent).

The company is introducing certain key guidance measures for 2017. The company expects consolidated and unconsolidated interest expense, at 100 percent, to be $250 to $255 million. At beneficial share, consolidated and unconsolidated interest expense is expected to be $170 to $175 million. In addition, the company expects its share of net operating income from its three newest centers (CityOn.Xian - Xi’an, China, International Market Place, and Starfield Hanam) and CityOn.Zhengzhou (opening March 16, 2017) to be $40 to $45 million.

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Supplemental Investor Information Available

The company provides supplemental investor information along with its earnings announcements, available online at www.taubman.com under “Investors.” This includes the following:

•	Company Information

•	Income Statements

•	Earnings Reconciliations

•	Changes in Funds from Operations and Earnings Per Common Share

•	Components of Other Income, Other Operating Expense and Nonoperating Income (Expense)

•	Balance Sheets

•	Debt Summary

•	Other Debt, Equity and Certain Balance Sheet Information

•	Construction and Redevelopments

•	Capital Spending

•	Operational Statistics

•	Summary of Key Guidance Measures

•	Owned Centers

•	Major Tenants in Owned Portfolio

•	Anchors in Owned Portfolio

•	Operating Statistics Glossary

Investor Conference Call

The company will host a conference call at 11:00 a.m. EDT on Wednesday, November 2, 2016 to discuss its results, business conditions, the company’s outlook for the remainder of 2016 and certain key guidance measures for 2017. The conference call will be simulcast at www.taubman.com.  An online replay will be available shortly after the call and will continue for approximately 90 days.

About Taubman

Taubman Centers is an S&P MidCap 400 Real Estate Investment Trust engaged in the ownership, management and/or leasing of 26 regional, super-regional and outlet shopping centers in the U.S. and Asia and one under development. Taubman’s U.S.-owned properties are the most productive in the publicly held U.S. regional mall industry. Founded in 1950, Taubman is headquartered in Bloomfield Hills, Mich. Taubman Asia, founded in 2005, is headquartered in Hong Kong. www.taubman.com.

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For ease of use, references in this press release to “Taubman Centers,” “company,” “Taubman” or an operating platform mean Taubman Centers, Inc. and/or one or more of a number of separate, affiliated entities. Business is actually conducted by an affiliated entity rather than Taubman Centers, Inc. itself or the named operating platform.

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements reflect management's current views with respect to future events and financial performance. Forward-looking statements can be identified by words such as “will”, “may”, “could”, “expect”, “anticipate”, “believes”, “intends”, “should”, “plans”, “estimates”, “approximate”, “guidance” and similar expressions in this press release that predict or indicate future events and trends and that do not report historical matters. The forward-looking statements included in this release are made as of the date hereof. Except as required by law, the company assumes no obligation to update these forward-looking statements, even if new information becomes available in the future. Actual results may differ materially from those expected because of various risks, uncertainties and other factors. Such factors include, but are not limited to: changes in market rental rates; unscheduled closings or bankruptcies of tenants; relationships with anchor tenants; trends in the retail industry; the liquidity of real estate investments; the company’s ability to comply with debt covenants; the availability and terms of financings; changes in market rates of interest and foreign exchange rates for foreign currencies; changes in value of investments in foreign entities; the ability to hedge interest rate and currency risk; risks related to acquiring, developing, expanding, leasing and managing properties; changes in value of investments in foreign entities; risks related to joint venture properties; insurance costs and coverage; security breaches that could impact the company’s information technology, infrastructure or personal data; the loss of key management personnel; terrorist activities; maintaining the company’s status as a real estate investment trust; changes in the laws of states, localities, and foreign jurisdictions that may increase taxes on the company’s operations; and changes in global, national, regional and/or local economic and geopolitical climates. You should review the company's filings with the Securities and Exchange Commission, including “Risk Factors” in its most recent Annual Report on Form 10-K and subsequent quarterly reports, for a discussion of such risks and uncertainties.

CONTACTS:
Ryan Hurren, Taubman, Director, Investor Relations, 248-258-7232
rhurren@taubman.com

Maria Mainville, Taubman, Director, Strategic Communications, 248-258-7469
mmainville@taubman.com

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Taubman Centers/6

TAUBMAN CENTERS, INC.
Table 1 - Summary of Results
For the Periods Ended September 30, 2016 and 2015
(in thousands of dollars, except as indicated)
	Three Months Ended		Year to Date
	2016	2015	2016	2015
Net income	35,184	52,629	137,257	145,962
Noncontrolling share of income of consolidated joint ventures	(1,662)	(2,780)	(5,813)	(8,043)
Noncontrolling share of income of TRG	(8,449)	(13,151)	(34,435)	(35,815)
Distributions to participating securities of TRG	(537)	(492)	(1,573)	(1,477)
Preferred stock dividends	(5,784)	(5,784)	(17,353)	(17,353)
Net income attributable to Taubman Centers, Inc. common shareowners	18,752	30,422	78,083	83,274
Net income per common share - basic	0.31	0.50	1.29	1.35
Net income per common share - diluted	0.31	0.50	1.29	1.34
Beneficial interest in EBITDA - Combined (1)	121,201	110,715	357,572	313,355
Adjusted Beneficial interest in EBITDA - Combined (1)	121,201	108,047	335,870	311,366
Funds from Operations attributable to partnership unitholders and participating securities of TRG (1)	81,431	77,614	244,271	218,126
Funds from Operations attributable to TCO's common shareowners (1)	57,556	55,120	172,617	155,029
Funds from Operations per common share - basic (1)	0.95	0.91	2.86	2.51
Funds from Operations per common share - diluted (1)	0.94	0.89	2.82	2.46
Adjusted Funds from Operations attributable to partnership unitholders and participating securities of TRG (1)	81,431	74,946	222,569	216,137
Adjusted Funds from Operations attributable to TCO's common shareowners (1)	57,556	53,232	157,282	153,614
Adjusted Funds from Operations per common share - basic (1)	0.95	0.88	2.61	2.49
Adjusted Funds from Operations per common share - diluted (1)	0.94	0.86	2.57	2.44
Weighted average number of common shares outstanding - basic	60,396,902	60,713,379	60,341,863	61,778,051
Weighted average number of common shares outstanding - diluted	60,831,063	61,426,115	60,774,789	62,573,957
Common shares outstanding at end of period	60,405,097	60,258,750
Weighted average units - Operating Partnership - basic	85,450,379	85,776,728	85,400,667	86,854,852
Weighted average units - Operating Partnership - diluted	86,755,801	87,360,726	86,704,855	88,522,020
Units outstanding at end of period - Operating Partnership	85,451,376	85,320,909
Ownership percentage of the Operating Partnership at end of period	70.7%	70.6%
Number of owned shopping centers at end of period	23	19

Operating Statistics:
Net Operating Income excluding lease cancellation income - growth % (1)(2)	4.5%	2.8%	5.5%	3.0%
Net Operating Income including lease cancellation income - growth % (1)(2)	3.6%	3.4%	4.6%	2.8%
Average rent per square foot - Consolidated Businesses (2)	62.83	61.78	64.07	61.17
Average rent per square foot - Unconsolidated Joint Ventures (2)	57.46	56.92	58.02	57.34
Average rent per square foot - Combined (2)	60.23	59.44	61.16	59.34
Average rent per square foot growth (2)	1.3%		3.1%
Ending occupancy - all centers	93.6%	92.2%	93.6%	92.2%
Ending occupancy - comparable (2)	95.0%	94.0%	95.0%	94.0%
Leased space - all centers	95.9%	96.3%	95.9%	96.3%
Leased space - comparable (2)	96.7%	97.3%	96.7%	97.3%
Mall tenant sales - all centers (3)	1,319,794	1,197,976	3,815,182	3,577,249
Mall tenant sales - comparable (2)(3)	1,132,953	1,112,374	3,352,811	3,330,693

	12-Months Trailing
	2016	2015
Operating Statistics:
Mall tenant sales - all centers (3)	5,415,921	5,178,411
Mall tenant sales - comparable (2)(3)	4,623,838	4,634,223
Sales per square foot (2)(3)	790	802
All centers (3):
Mall tenant occupancy costs as a percentage of tenant sales - Consolidated Businesses	14.6%	14.1%
Mall tenant occupancy costs as a percentage of tenant sales - Unconsolidated Joint Ventures	14.1%	13.3%
Mall tenant occupancy costs as a percentage of tenant sales - Combined	14.4%	13.7%
Comparable centers (2)(3):
Mall tenant occupancy costs as a percentage of tenant sales - Consolidated Businesses	14.1%	13.6%
Mall tenant occupancy costs as a percentage of tenant sales - Unconsolidated Joint Ventures	14.4%	13.4%
Mall tenant occupancy costs as a percentage of tenant sales - Combined	14.3%	13.5%

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(1)
Beneficial interest in EBITDA represents the Operating Partnership’s share of the earnings before interest, income taxes, and depreciation and amortization of its consolidated and unconsolidated businesses. The Company believes beneficial interest in EBITDA provides a useful indicator of operating performance, as it is customary in the real estate and shopping center business to evaluate the performance of properties on a basis unaffected by capital structure.

The Company uses Net Operating Income (NOI) as an alternative measure to evaluate the operating performance of centers, both on individual and stabilized portfolio bases. The Company defines NOI as property-level operating revenues (includes rental income excluding straight-line adjustments of minimum rent) less maintenance, taxes, utilities, promotion, ground rent (including straight-line adjustments), and other property operating expenses. Since NOI excludes general and administrative expenses, pre-development charges, interest income and expense, depreciation and amortization, impairment charges, restructuring charges, and gains from peripheral land and property dispositions, it provides a performance measure that, when compared period over period, reflects the revenues and expenses most directly associated with owning and operating rental properties, as well as the impact on their operations from trends in tenant sales, occupancy and rental rates, and operating costs. The Company also uses NOI excluding lease cancellation income as an alternative measure because this income may vary significantly from period to period, which can affect comparability and trend analysis. The Company generally provides separate projections for expected comparable center NOI growth and lease cancellation income. Comparable centers are generally defined as centers that were owned and open for the entire current and preceding period presented, excluding centers impacted by significant redevelopment activity.

The National Association of Real Estate Investment Trusts (NAREIT) defines Funds from Operations (FFO) as net income (computed in accordance with Generally Accepted Accounting Principles (GAAP)), excluding gains (or losses) from extraordinary items and sales of properties and impairment write-downs of depreciable real estate, plus real estate related depreciation and after adjustments for unconsolidated partnerships and joint ventures. The Company believes that FFO is a useful supplemental measure of operating performance for REITs. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, the Company and most industry investors and analysts have considered presentations of operating results that exclude historical cost depreciation to be useful in evaluating the operating performance of REITs. The Company primarily uses FFO in measuring performance and in formulating corporate goals and compensation.

The Company may also present adjusted versions of NOI, beneficial interest in EBITDA, and FFO when used by management to evaluate operating performance when certain significant items have impacted results that affect comparability with prior or future periods due to the nature or amounts of these items. The Company believes the disclosure of the adjusted items is similarly useful to investors and others to understand management's view on comparability of such measures between periods. For the nine month period ended September 30, 2016, FFO and EBITDA were adjusted to exclude the lump sum payment of $21.7 million received in May 2016 in connection with the termination of the Company's third party leasing agreement at The Shops at Crystals (Crystals) due to a change in ownership of the center. During the three and nine month periods ended September 30, 2015, upon the announcement of an executive management transition, the Company reversed certain prior period share-based compensation expense, for which the Company adjusted FFO and EBITDA.

These non-GAAP measures as presented by the Company are not necessarily comparable to similarly titled measures used by other REITs due to the fact that not all REITs use the same definitions. These measures should not be considered alternatives to net income or as an indicator of the Company's operating performance. Additionally, these measures do not represent cash flows from operating, investing, or financing activities as defined by GAAP.

The Company provides its beneficial interest in certain financial information of its Unconsolidated Joint Ventures. This beneficial information is derived as the Company’s ownership interest in the investee multiplied by the specific financial statement item being presented. Investors are cautioned that deriving the Company’s beneficial interest in this manner may not accurately depict the legal and economic implications of holding a non-controlling interest in the investee.

(2)
Statistics exclude non-comparable centers for all periods presented. The September 30, 2015 statistics have been restated to include comparable centers to 2016. The Mall at University Town Center has been excluded from comparable 12-month trailing statistics reported for 2016 and 2015 as the center was not open for the entire 12 months ended September 30, 2015. Sales per square foot exclude spaces greater than or equal to 10,000 square feet.

(3)	Based on reports of sales furnished by mall tenants.

Taubman Centers/8

TAUBMAN CENTERS, INC.
Table 2 - Income Statement
For the Three Months Ended September 30, 2016 and 2015
(in thousands of dollars)
	2016		2015
	CONSOLIDATED BUSINESSES	UNCONSOLIDATED JOINT VENTURES (1)	CONSOLIDATED BUSINESSES	UNCONSOLIDATED JOINT VENTURES (1)
REVENUES:
Minimum rents	81,402	67,297	77,484	53,633
Percentage rents	6,264	2,807	5,032	2,060
Expense recoveries	52,151	39,547	47,206	32,908
Management, leasing, and development services	1,399		3,367
Other	6,805	4,283	6,894	2,399
Total revenues	148,021	113,934	139,983	91,000

EXPENSES:
Maintenance, taxes, utilities, and promotion	39,053	31,974	37,230	22,960
Other operating (2)	18,592	6,098	12,732	4,704
Management, leasing, and development services	1,268		1,558
General and administrative (3)	11,578		8,615
Interest expense	22,129	26,583	16,145	21,126
Depreciation and amortization	40,637	27,219	27,156	14,667
Total expenses	133,257	91,874	103,436	63,457

Nonoperating income (expense)	4,569	(594)	1,010	(1)
	19,333	21,466	37,557	27,542
Income tax benefit (expense)	460	(315)	(584)
		21,151		27,542
Equity in income of Unconsolidated Joint Ventures	15,391		15,219
	35,184		52,192
Gain on dispositions, net of tax (4)			437
Net income	35,184		52,629
Net income attributable to noncontrolling interests:
Noncontrolling share of income of consolidated joint ventures	(1,662)		(2,780)
Noncontrolling share of income of TRG	(8,449)		(13,151)
Distributions to participating securities of TRG	(537)		(492)
Preferred stock dividends	(5,784)		(5,784)
Net income attributable to Taubman Centers, Inc. common shareowners	18,752		30,422

SUPPLEMENTAL INFORMATION:
EBITDA - 100%	82,099	75,268	80,858	63,335
EBITDA - outside partners' share	(5,873)	(30,293)	(5,451)	(28,027)
Beneficial interest in EBITDA	76,226	44,975	75,407	35,308
Beneficial interest expense	(19,261)	(14,274)	(14,439)	(11,431)
Beneficial income tax benefit (expense) - TRG and TCO	471	(315)	(584)
Beneficial income tax benefit - TCO			(184)
Non-real estate depreciation	(607)		(679)
Preferred dividends and distributions	(5,784)		(5,784)
Funds from Operations attributable to partnership unitholders and participating securities of TRG	51,045	30,386	53,737	23,877

STRAIGHTLINE AND PURCHASE ACCOUNTING ADJUSTMENTS:
Net straight-line adjustments to rental revenue, recoveries, and ground rent expense at TRG%	438	849	452	533
Country Club Plaza purchase accounting adjustments - minimum rents increase		163
The Mall at Green Hills purchase accounting adjustments - minimum rents increase	51		91
El Paseo Village and The Gardens on El Paseo purchase accounting
adjustments - interest expense reduction			306
Waterside Shops purchase accounting adjustments - interest expense reduction				263

(1)
With the exception of the Supplemental Information, amounts include 100% of the Unconsolidated Joint Ventures. Amounts are net of intercompany transactions. The Unconsolidated Joint Ventures are presented at 100% in order to allow for measurement of their performance as a whole, without regard to the Company's ownership interest.

(2)
In 2016, the Company stopped allocating certain corporate-level operating expenses to the centers to better reflect the performance of the centers without regard to corporate infrastructure. These expenses, which were previously recognized in both the Other Operating Expenses for the Company’s Consolidated Businesses and the Unconsolidated Joint Ventures, are now recognized entirely in the Other Operating Expenses for the Company's Consolidated Businesses in 2016. The comparative amount of Other Operating Expenses allocated to Unconsolidated Joint Ventures was $1.1 million for the three months ended September 30, 2015.

(3)
During the three months ended September 30, 2015, a reversal of $2.7 million of prior period share-based compensation expenses was recognized upon the announcement of an executive management transition.

(4)
During the three months ended September 30, 2015, an adjustment to the tax on the gain on the disposition of interests in International Plaza was recognized, reducing the amount of the tax by $0.4 million.

Taubman Centers/9

TAUBMAN CENTERS, INC.
Table 3 - Income Statement
For the Nine Months Ended September 30, 2016 and 2015
(in thousands of dollars)
	2016		2015
	CONSOLIDATED BUSINESSES	UNCONSOLIDATED JOINT VENTURES (1)	CONSOLIDATED BUSINESSES	UNCONSOLIDATED JOINT VENTURES (1)
REVENUES:
Minimum rents	246,073	191,312	228,920	159,207
Percentage rents	9,960	6,027	9,039	5,510
Expense recoveries	147,291	112,259	137,138	96,159
Management, leasing, and development services (2)	26,323		9,665
Other	16,719	9,747	16,183	9,912
Total revenues	446,366	319,345	400,945	270,788

EXPENSES:
Maintenance, taxes, utilities, and promotion	109,908	86,759	103,970	67,231
Other operating (3)	57,782	14,926	40,630	14,781
Management, leasing, and development services	3,034		4,099
General and administrative (4)	34,651		32,595
Interest expense	61,845	72,881	44,451	63,148
Depreciation and amortization	100,099	63,837	77,575	42,536
Total expenses	367,319	238,403	303,320	187,696

Nonoperating income (expense)	8,715	512	3,712	4
	87,762	81,454	101,337	83,096
Income tax expense	(284)	(315)	(2,110)
		81,139		83,096
Equity in income of Unconsolidated Joint Ventures	49,779		46,298
	137,257		145,525
Gain on dispositions, net of tax (5)			437
Net income	137,257		145,962
Net income attributable to noncontrolling interests:
Noncontrolling share of income of consolidated joint ventures	(5,813)		(8,043)
Noncontrolling share of income of TRG	(34,435)		(35,815)
Distributions to participating securities of TRG	(1,573)		(1,477)
Preferred stock dividends	(17,353)		(17,353)
Net income attributable to Taubman Centers, Inc. common shareowners	78,083		83,274

SUPPLEMENTAL INFORMATION:
EBITDA - 100%	249,706	218,172	223,363	188,780
EBITDA - outside partners' share	(17,236)	(93,070)	(15,733)	(83,055)
Beneficial interest in EBITDA	232,470	125,102	207,630	105,725
Beneficial interest expense	(54,459)	(39,009)	(39,357)	(34,199)
Beneficial income tax expense - TRG and TCO	(265)	(315)	(2,110)
Beneficial income tax expense (benefit) - TCO	(19)		104
Non-real estate depreciation	(1,881)		(2,314)
Preferred dividends and distributions	(17,353)		(17,353)
Funds from Operations attributable to partnership unitholders and participating securities of TRG	158,493	85,778	146,600	71,526

STRAIGHTLINE AND PURCHASE ACCOUNTING ADJUSTMENTS:
Net straight-line adjustments to rental revenue, recoveries, and ground rent expense at TRG%	891	2,013	79	1,422
Country Club Plaza purchase accounting adjustments - minimum rents increase		163
The Mall at Green Hills purchase accounting adjustments - minimum rents increase	167		271
El Paseo Village and The Gardens on El Paseo purchase accounting
adjustments - interest expense reduction	440		917
Waterside Shops purchase accounting adjustments - interest expense reduction		788		788

(1)
With the exception of the Supplemental Information, amounts include 100% of the Unconsolidated Joint Ventures. Amounts are net of intercompany transactions. The Unconsolidated Joint Ventures are presented at 100% in order to allow for measurement of their performance as a whole, without regard to the Company's ownership interest.

(2)	Amount includes the $21.7 million lump sum payment received in May 2016 for the termination of the Company's third party leasing agreement at Crystals due to a change in ownership in the center.
(3)
In 2016, the Company stopped allocating certain corporate-level operating expenses to the centers to better reflect the performance of the centers without regard to corporate infrastructure. These expenses, which were previously recognized in both the Other Operating Expenses for the Company’s Consolidated Businesses and the Unconsolidated Joint Ventures, are now recognized entirely in the Other Operating Expenses for the Company's Consolidated Businesses in 2016. The comparative amount of Other Operating Expenses allocated to Unconsolidated Joint Ventures was $3.6 million for the nine months ended September 30, 2015.

(4)
During the nine months ended September 30, 2015, a net reversal of $2.0 million of prior period share-based compensation expenses was recognized upon the announcement of an executive management transition.

(5)
During the nine months ended September 30, 2015, an adjustment to the tax on the gain on the disposition of interests in International Plaza was recognized, reducing the amount of the tax by $0.4 million.

Taubman Centers/10

TAUBMAN CENTERS, INC.
Table 4 - Reconciliation of Net Income Attributable to Taubman Centers, Inc. Common Shareowners to Funds from Operations and Adjusted Funds From Operations
For the Three Months Ended September 30, 2016 and 2015
(in thousands of dollars except as noted; may not add or recalculate due to rounding)

	2016			2015
		Shares	Per Share		Shares	Per Share
	Dollars	/Units	/Unit	Dollars	/Units	/Unit
Net income attributable to TCO common shareowners - basic	18,752	60,396,902	0.31	30,422	60,713,379	0.50

Add impact of share-based compensation	42	434,161		109	712,736

Net income attributable to TCO common shareowners - diluted	18,794	60,831,063	0.31	30,531	61,426,115	0.50

Add depreciation of TCO's additional basis	1,617		0.03	1,617		0.03
Less TCO's additional income tax benefit				(184)		(0.00)

Net income attributable to TCO common shareowners,
excluding step-up depreciation and additional income tax benefit	20,411	60,831,063	0.34	31,964	61,426,115	0.52

Add noncontrolling share of income of TRG	8,449	25,053,476		13,151	25,063,349
Add distributions to participating securities of TRG	537	871,262		492	871,262

Net income attributable to partnership unitholders
and participating securities of TRG	29,397	86,755,801	0.34	45,607	87,360,726	0.52

Add (less) depreciation and amortization:
Consolidated businesses at 100%	40,637		0.47	27,156		0.31
Depreciation of TCO's additional basis	(1,617)		(0.02)	(1,617)		(0.02)
Noncontrolling partners in consolidated joint ventures	(1,332)		(0.02)	(965)		(0.01)
Share of Unconsolidated Joint Ventures	14,995		0.17	8,658		0.10
Non-real estate depreciation	(607)		(0.01)	(679)		(0.01)

Less gain on dispositions, net of tax				(437)		(0.01)
Less impact of share-based compensation	(42)		(0.00)	(109)		(0.00)

Funds from Operations attributable to partnership unitholders
and participating securities of TRG	81,431	86,755,801	0.94	77,614	87,360,726	0.89

TCO's average ownership percentage of TRG - basic (1)	70.7%			70.8%

Funds from Operations attributable to TCO's common shareowners,
excluding additional income tax benefit (1)	57,556		0.94	54,936		0.89

Add TCO's additional income tax benefit				184		0.00

Funds from Operations attributable to TCO's common shareowners (1)	57,556		0.94	55,120		0.89

Funds from Operations attributable to partnership unitholders
and participating securities of TRG	81,431	86,755,801	0.94	77,614	87,360,726	0.89

Reversal of executive share-based compensation expense				(2,668)		(0.03)

Adjusted Funds from Operations attributable to partnership unitholders
and participating securities of TRG	81,431	86,755,801	0.94	74,946	87,360,726	0.86

TCO's average ownership percentage of TRG - basic (2)	70.7%			70.8%

Adjusted Funds from Operations attributable to TCO's common shareowners,
excluding additional income tax benefit (2)	57,556		0.94	53,048		0.86

Add TCO's additional income tax benefit				184		0.00

Adjusted Funds from Operations attributable to TCO's common shareowners (2)	57,556		0.94	53,232		0.86

(1)
For the three months ended September 30, 2016, Funds from Operations attributable to TCO's common shareowners was $56,690 using TCO's diluted average ownership percentage of TRG of 69.6%. For the three months ended September 30, 2015, Funds from Operations attributable to TCO's common shareowners was $54,124 using TCO's diluted average ownership percentage of TRG of 69.5%.

(2)
For the three months ended September 30, 2016, Adjusted Funds from Operations attributable to TCO's common shareowners was $56,690 using TCO's diluted average ownership percentage of TRG of 69.6%. For the three months ended September 30, 2015, Adjusted Funds from Operations attributable to TCO's common shareowners was $52,270 using TCO's diluted average ownership percentage of TRG of 69.5%.

Taubman Centers/11

TAUBMAN CENTERS, INC.
Table 5 - Reconciliation of Net Income Attributable to Taubman Centers, Inc. Common Shareowners to Funds from Operations and Adjusted Funds from Operations
For the Nine Months Ended September 30, 2016 and 2015
(in thousands of dollars except as noted; may not add or recalculate due to rounding)

	2016			2015
		Shares	Per Share		Shares	Per Share
	Dollars	/Units	/Unit	Dollars	/Units	/Unit
Net income attributable to TCO common shareowners - basic	78,083	60,341,863	1.29	83,274	61,778,051	1.35

Add impact of share-based compensation	171	432,926		305	795,906

Net income attributable to TCO common shareowners - diluted	78,254	60,774,789	1.29	83,579	62,573,957	1.34

Add depreciation of TCO's additional basis	4,851		0.08	4,851		0.08
Add (less) TCO's additional income tax expense (benefit)	(19)		(0.00)	104		0.00

Net income attributable to TCO common shareowners,
excluding step-up depreciation and additional income tax expense (benefit)	83,086	60,774,789	1.37	88,534	62,573,957	1.41

Add noncontrolling share of income of TRG	34,435	25,058,804		35,815	25,076,801
Add distributions to participating securities of TRG	1,573	871,262		1,477	871,262

Net income attributable to partnership unitholders
and participating securities of TRG	119,094	86,704,855	1.37	125,826	88,522,020	1.42

Add (less) depreciation and amortization:
Consolidated businesses at 100%	100,099		1.15	77,575		0.88
Depreciation of TCO's additional basis	(4,851)		(0.06)	(4,851)		(0.05)
Noncontrolling partners in consolidated joint ventures	(4,018)		(0.05)	(2,596)		(0.03)
Share of Unconsolidated Joint Ventures	35,999		0.42	25,228		0.28
Non-real estate depreciation	(1,881)		(0.02)	(2,314)		(0.03)

Less gain on dispositions, net of tax				(437)		(0.00)
Less impact of share-based compensation	(171)		(0.00)	(305)		(0.00)

Funds from Operations attributable to partnership unitholders
and participating securities of TRG	244,271	86,704,855	2.82	218,126	88,522,020	2.46

TCO's average ownership percentage of TRG - basic (1)	70.7%			71.1%

Funds from Operations attributable to TCO's common shareowners,
excluding additional income tax benefit (expense) (1)	172,598		2.82	155,133		2.46

Add (less) TCO's additional income tax benefit (expense)	19		0.00	(104)		(0.00)

Funds from Operations attributable to TCO's common shareowners (1)	172,617		2.82	155,029		2.46

Funds from Operations attributable to partnership unitholders
and participating securities of TRG	244,271	86,704,855	2.82	218,126	88,522,020	2.46

Crystals lump sum payment received for termination of leasing agreement	(21,702)		(0.25)
Reversal of executive share-based compensation expense				(1,989)		(0.02)

Adjusted Funds from Operations attributable to partnership unitholders
and participating securities of TRG	222,569	86,704,855	2.57	216,137	88,522,020	2.44

TCO's average ownership percentage of TRG - basic (2)	70.7%			71.1%

Adjusted Funds from Operations attributable to TCO's common shareowners,
excluding additional income tax benefit (expense) (2)	157,263		2.57	153,718		2.44

Add (less) TCO's additional income tax benefit (expense)	19		0.00	(104)		(0.00)

Adjusted Funds from Operations attributable to TCO's common shareowners (2)	157,282		2.57	153,614		2.44

(1)
For the nine months ended September 30, 2016, Funds from Operations attributable to TCO's common shareowners was $170,032 using TCO's diluted average ownership percentage of TRG of 69.6%. For the nine months ended September 30, 2015, Funds from Operations attributable to TCO's common shareowners was $152,110 using TCO's diluted average ownership percentage of TRG of 69.8%.

(2)
For the nine months ended September 30, 2016, Adjusted Funds from Operations attributable to TCO's common shareowners was $154,913 using TCO's diluted average ownership percentage of TRG of 69.6%. For the nine months ended September 30, 2015, Adjusted Funds from Operations attributable to TCO's common shareowners was $150,722 using TCO's diluted average ownership percentage of TRG of 69.8%.

Taubman Centers/12

TAUBMAN CENTERS, INC.
Table 6 - Reconciliation of Net Income to Beneficial Interest in EBITDA and Adjusted Beneficial Interest in EBITDA
For the Periods Ended September 30, 2016 and 2015
(in thousands of dollars; amounts attributable to TCO may not recalculate due to rounding)

	Three Months Ended		Year to Date
	2016	2015	2016	2015
Net income	35,184	52,629	137,257	145,962

Add (less) depreciation and amortization:
Consolidated businesses at 100%	40,637	27,156	100,099	77,575
Noncontrolling partners in consolidated joint ventures	(1,332)	(965)	(4,018)	(2,596)
Share of Unconsolidated Joint Ventures	14,995	8,658	35,999	25,228

Add (less) interest expense and income tax expense (benefit):
Interest expense:
Consolidated businesses at 100%	22,129	16,145	61,845	44,451
Noncontrolling partners in consolidated joint ventures	(2,868)	(1,706)	(7,386)	(5,094)
Share of Unconsolidated Joint Ventures	14,274	11,431	39,009	34,199
Income tax expense (benefit):
Income tax benefit on disposition of International Plaza		(437)		(437)
Consolidated businesses at 100%	(471)	584	265	2,110
Share of Unconsolidated Joint Ventures	315		315

Less noncontrolling share of income of consolidated joint ventures	(1,662)	(2,780)	(5,813)	(8,043)

Beneficial interest in EBITDA	121,201	110,715	357,572	313,355

TCO's average ownership percentage of TRG - basic	70.7%	70.8%	70.7%	71.1%

Beneficial interest in EBITDA attributable to TCO	85,665	78,365	252,651	222,858

Beneficial interest in EBITDA	121,201	110,715	357,572	313,355

Less:
Crystals lump sum payment received for termination of leasing agreement			(21,702)
Reversal of executive share-based compensation expense		(2,668)		(1,989)

Adjusted Beneficial interest in EBITDA	121,201	108,047	335,870	311,366

TCO's average ownership percentage of TRG - basic	70.7%	70.8%	70.7%	71.1%

Adjusted Beneficial interest in EBITDA attributable to TCO	85,665	76,476	237,318	221,468

Taubman Centers/13

TAUBMAN CENTERS, INC.
Table 7 - Reconciliation of Net Income to Net Operating Income (NOI)
For the Periods Ended September 30, 2016, 2015, and 2014
(in thousands of dollars)
	Three Months Ended				Three Months Ended				Year to Date				Year to Date
	2016		2015		2015		2014		2016		2015		2015		2014
Net income	35,184		52,629		52,629		56,637		137,257		145,962		145,962		621,848

Add (less) depreciation and amortization:
Consolidated businesses at 100%	40,637		27,156		27,156		24,553		100,099		77,575		77,575		96,521
Noncontrolling partners in consolidated joint ventures	(1,332)		(965)		(965)		(814)		(4,018)		(2,596)		(2,596)		(3,568)
Share of Unconsolidated Joint Ventures	14,995		8,658		8,658		7,277		35,999		25,228		25,228		21,309

Add (less) interest expense and income tax expense (benefit):
Interest expense:
Consolidated businesses at 100%	22,129		16,145		16,145		23,382		61,845		44,451		44,451		74,946
Noncontrolling partners in consolidated joint ventures	(2,868)		(1,706)		(1,706)		(2,109)		(7,386)		(5,094)		(5,094)		(6,259)
Share of Unconsolidated Joint Ventures	14,274		11,431		11,431		10,006		39,009		34,199		34,199		29,805
Share of income tax expense (benefit):
Income tax expense (benefit) on dispositions of International Plaza, Arizona Mills, and Oyster Bay			(437)		(437)						(437)		(437)		9,733
Consolidated businesses at 100%	(471)		584		584		683		265		2,110		2,110		1,693
Share of Unconsolidated Joint Ventures	315								315

Less noncontrolling share of income of consolidated joint ventures	(1,662)		(2,780)		(2,780)		(2,643)		(5,813)		(8,043)		(8,043)		(8,013)

Add EBITDA attributable to outside partners:
EBITDA attributable to noncontrolling partners in consolidated joint ventures	5,873		5,451		5,451		5,566		17,236		15,733		15,733		17,840
EBITDA attributable to outside partners in Unconsolidated Joint Ventures	30,293		28,027		28,027		24,819		93,070		83,055		83,055		72,345

EBITDA at 100%	157,367		144,193		144,193		147,357		467,878		412,143		412,143		928,200

Add (less) items excluded from shopping center NOI:
General and administrative expenses	11,578		8,615		8,615		11,369		34,651		32,595		32,595		34,493
Management, leasing, and development services, net	(131)		(1,809)		(1,809)		(1,596)		(23,289)	(1)	(5,566)		(5,566)		(4,085)
Straight-line of rents	(2,574)		(1,696)		(1,696)		(1,195)		(5,712)		(3,794)		(3,794)		(3,482)
Gain on dispositions															(486,620)
Disposition costs related to the Starwood sale							519								960
Discontinuation of hedge accounting - MacArthur Center							(171)								5,507
Restructuring charge							3,031								3,031
Gain on sales of peripheral land	(1,425)								(1,828)
Dividend income	(974)		(915)		(915)		(761)		(2,862)		(2,626)		(2,626)		(1,597)
Interest income	(1,907)		(377)		(377)		(456)		(4,179)		(1,596)		(1,596)		(764)
Other nonoperating expense (income)	331		283		283				(358)		506		506		(754)
Unallocated operating expenses and other	9,826		7,269	(2)	3,934		5,628		32,002		24,332	(2)	14,243		14,587

NOI - all centers at 100%	172,091		155,563		152,228		163,725		496,303		455,994		445,905		489,476

Less - NOI of non-comparable centers	(21,993)	(3)	(10,669)	(4)	(5,931)	(5)	(22,206)	(6)	(52,245)	(3)	(31,624)	(4)	(17,083)	(5)	(72,182)	(7)

NOI at 100% - comparable centers	150,098		144,894		146,297		141,519		444,058		424,370		428,822		417,294

NOI - growth %	3.6%				3.4%				4.6%				2.8%

NOI at 100% - comparable centers	150,098		144,894		146,297		141,519		444,058		424,370		428,822		417,294

Lease cancellation income	(649)		(1,943)		(1,954)		(1,056)		(2,875)		(6,198)		(6,357)		(7,055)

NOI at 100% - comparable centers excluding lease cancellation income	149,449		142,951		144,343		140,463		441,183		418,172		422,465		410,239

NOI at 100% excluding lease cancellation income - growth %	4.5%				2.8%				5.5%				3.0%

(1)
Amount includes the lump sum payment of $21.7 million received in May 2016 in connection with the termination of the Company's third party leasing agreement for Crystals due to a change in ownership of the center.

(2)
In 2016, the Company stopped allocating certain corporate-level operating expenses to the centers to better reflect the performance of the centers without regard to corporate infrastructure. These expenses, which were previously recognized in other operating expenses of the centers, are now recognized in unallocated operating expenses. For the three and nine month periods ended September 30, 2015, the comparative amount of other operating expenses allocated to the centers was $3.3 million and $10.1 million, respectively at 100%.

(3)
Includes Beverly Center, CityOn.Xi'an, Country Club Plaza, International Market Place, The Mall of San Juan, Starfield Hanam, and certain post-closing adjustments relating to the portfolio of centers sold to Starwood.

(4)	Includes Beverly Center and The Mall of San Juan.
(5)	Includes The Mall of San Juan and The Mall at University Town Center.
(6)	Includes the portfolio of centers sold to Starwood and an adjustment to reflect the allocation of costs to Starwood centers that are now being allocated to the remainder of the portfolio.
(7)
Includes the portfolio of centers sold to Starwood and Arizona Mills for the approximately one-month period prior to its disposition. Includes an adjustment to reflect the allocation of costs to Starwood centers that are now being allocated to the remainder of the portfolio.

Taubman Centers/14

TAUBMAN CENTERS, INC.
Table 8 - Balance Sheets
As of September 30, 2016 and December 31, 2015
(in thousands of dollars)
	As of
	September 30, 2016	December 31, 2015
Consolidated Balance Sheet of Taubman Centers, Inc.:

Assets:
Properties	4,102,661	3,713,215
Accumulated depreciation and amortization	(1,124,324)	(1,052,027)
	2,978,337	2,661,188
Investment in Unconsolidated Joint Ventures	621,489	433,911
Cash and cash equivalents	59,707	206,635
Restricted cash	1,002	6,447
Accounts and notes receivable, net	52,543	54,547
Accounts receivable from related parties	1,899	2,478
Deferred charges and other assets (1)	296,187	181,304
	4,011,164	3,546,510
Liabilities:
Notes payable, net (1)	3,203,697	2,627,088
Accounts payable and accrued liabilities	387,107	334,525
Distributions in excess of investments in and net income of
Unconsolidated Joint Ventures	465,118	464,086
	4,055,922	3,425,699

Redeemable noncontrolling interest	8,432

Equity:
Taubman Centers, Inc. Shareowners' Equity:
Series B Non-Participating Convertible Preferred Stock	25	25
Series J Cumulative Redeemable Preferred Stock
Series K Cumulative Redeemable Preferred Stock
Common Stock	604	602
Additional paid-in capital	653,839	652,146
Accumulated other comprehensive income (loss)	(26,430)	(27,220)
Dividends in excess of net income	(543,137)	(512,746)
	84,901	112,807
Noncontrolling interests:
Noncontrolling interests in consolidated joint ventures	(157,373)	(23,569)
Noncontrolling interests in partnership equity of TRG	19,282	31,573
	(138,091)	8,004
	(53,190)	120,811
	4,011,164	3,546,510

(1)
The December 31, 2015 balance has been restated in connection with the Company's adoption of Accounting Standards Update (ASU) No. 2015-03 "Imputation of Interest: Simplifying the Presentation of Debt Issuance Costs" which changed the presentation of debt issuance costs on the Consolidated Balance Sheet. In connection with the adoption of ASU No. 2015-03 on January 1, 2016, the Company retrospectively reclassified the December 31, 2015 Consolidated Balance Sheet to move $16.9 million of debt issuance costs out of Deferred Charges and Other Assets and into Notes Payable, Net as a direct deduction of the related debt liabilities.

Combined Balance Sheet of Unconsolidated Joint Ventures (1):
Assets:
Properties	2,558,697	1,628,492
Accumulated depreciation and amortization	(637,141)	(589,145)
	1,921,556	1,039,347
Cash and cash equivalents	38,990	36,047
Accounts and notes receivable, net	59,700	42,361
Deferred charges and other assets (2)	76,407	32,660
	2,096,653	1,150,415
Liabilities:
Notes payable, net (2)(3)	2,298,698	1,994,298
Accounts payable and other liabilities	304,212	70,539
	2,602,910	2,064,837
Accumulated Deficiency in Assets:
Accumulated deficiency in assets - TRG	(290,009)	(507,282)
Accumulated deficiency in assets - Joint Venture Partners	(197,307)	(397,196)
Accumulated other comprehensive loss - TRG	(9,477)	(4,974)
Accumulated other comprehensive loss - Joint Venture Partners	(9,464)	(4,970)
	(506,257)	(914,422)
	2,096,653	1,150,415

(1)
Unconsolidated Joint Venture amounts exclude the balances of CityOn.Zhengzhou and Starfield Hanam as of September 30, 2016 and December 31, 2015. In addition, the amounts exclude the balances of CityOn.Xi'an as of December 31, 2015.

(2)	The December 31, 2015 balance has been adjusted in connection with the Company's adoption of ASU No. 2015-03 "Imputation of Interest: Simplifying the Presentation of Debt Issuance Costs."
(3)
The balances presented exclude the construction financings outstanding for Starfield Hanam of $335.2 million ($115.0 million at TRG's share) and $52.9 million ($18.1 million at TRG's share) as of September 30, 2016 and December 31, 2015, respectively, and CityOn.Zhengzhou of $73.5 million ($36.0 million at TRG's share) and $44.7 million ($14.2 million at TRG's share) as of September 30, 2016 and December 31, 2015, respectively, and the related debt issuance costs.

Taubman Centers/15

TAUBMAN CENTERS, INC.
Table 9 - Annual Guidance
(all dollar amounts per common share on a diluted basis; amounts may not add due to rounding)

	Range for the Year Ended
	December 31, 2016

Adjusted Funds from Operations per common share	3.53	3.63

Crystals lump sum fee for termination of leasing agreement	0.25	0.25

Funds from Operations per common share	3.78	3.88

Real estate depreciation - TRG	(2.05)	(2.00)

Distributions to participating securities of TRG	(0.02)	(0.02)

Depreciation of TCO's additional basis in TRG	(0.11)	(0.11)

Net income attributable to common shareowners, per common share (EPS)	1.61	1.76